                  THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of January 13, 1997, among MULTI-MARKET RADIO, INC., a Delaware corporation; SOUTHERN STARR BROADCASTING GROUP, INC., a Delaware corporation; SOUTHERN STARR OF ARKANSAS, INC., an Arkansas corporation; GENERAL COMMUNICORP, INC., a Connecticut corporation; GENERAL BROADCASTING OF CONNECTICUT, INC., a Connecticut corporation; SOUTHERN STARR OF MISSISSIPPI, INC., a Mississippi corporation; SOUTHERN STARR COMMUNICATIONS, INC., a Delaware corporation; SOUTHERN STARR LIMITED PARTNERSHIP, a partnership organized in Delaware; MULTI-MARKET RADIO OF AUGUSTA, INC., a Delaware corporation; MULTI-MARKET RADIO OF MYRTLE BEACH, INC., a Delaware corporation; MULTI-MARKET RADIO OF NORTHAMPTON, INC., a Delaware corporation; MULTI-MARKET RADIO OF HARTFORD, INC., a Delaware corporation; MULTI- MARKET RADIO OF SPRINGFIELD, INC., a Delaware corporation; SOUTHERN STARR MANAGEMENT, INC., a Delaware corporation; GENERAL BROADCASTING OF FLORIDA, INC., a Florida corporation; and GENERAL BROADCASTING CORP., a Connecticut corporation (each a "Guarantor"), each of which is a direct or indirect subsidiary of SFX Broadcasting, Inc., a Delaware corporation (the "Company"); and The Chase Manhattan Bank, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH

                  WHEREAS, The Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 31, 1996, providing for the issuance of an aggregate principal amount of $450,000,000 of 10 3/4% Senior Subordinated Notes due 2006 (the "Securities"); and

                  WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause each Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee all of the Company's Obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. Each Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture, including, without limitation, the provisions of Article 10 of the Indenture.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


                  4. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.

                  5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

                  6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                 THE CHASE MANHATTAN
                                 BANK, N.A., as Trustee



                                 By:        /s/ Frank Grippo
                                     ----------------------------
                                 Name:     Frank Grippo
                                 Title:    Vice President


                                 MULTI-MARKET RADIO, INC.



                                 By:       /s/ Howard J. Tytel
                                     ----------------------------
                                 Name:    Howard J. Tytel
                                 Title:   Executive Vice President


                                 SOUTHERN STARR
                                 BROADCASTING
                                  GROUP, INC.



                                 By:        /s/ Howard J. Tytel
                                     ----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 SOUTHERN STARR OF
                                 ARKANSAS, INC.



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President


                                 GENERAL COMMUNICORP,
                                 INC.



                                 By:         /s/ Howard J. Tytel
                                     ------------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President



                                 GENERAL BROADCASTING OF
                                 CONNECTICUT, INC.



                                 By:        /s/ Howard J. Tytel
                                     ------------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 SOUTHERN STARR OF
                                 MISSISSIPPI, INC.



                                 By:        /s/ Howard J. Tytel
                                     ------------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 SOUTHERN STARR
                                 COMMUNICATIONS, INC.


                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 SOUTHERN STARR LIMITED
                                 PARTNERSHIP (By SOUTHERN
                                 STARR COMMUNICATIONS,
                                 INC., as general partner



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President


                                 MULTI-MARKET RADIO OF
                                 AUGUSTA, INC.



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President


                                 MULTI-MARKET RADIO OF
                                 MYRTLE BEACH, INC.



                                 By:        /s/ Howard J. Tytel
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 MULTI-MARKET RADIO OF
                                 NORTHAMPTON, INC.



                                 By:         /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                 MULTI-MARKET RADIO OF
                                 HARTFORD, INC.



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President


                                 MULTI-MARKET RADIO OF
                                 SPRINGFIELD, INC.



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President



                                 SOUTHERN STARR
                                 MANAGEMENT, INC.



                                 By:         /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President


                                 GENERAL BROADCASTING OF
                                 FLORIDA, INC.



                                 By:        /s/ Howard J. Tytel
                                     -----------------------------
                                 Name:  Howard J. Tytel
                                 Title: Executive Vice President

                                  GENERAL BROADCASTING
                                  CORP.



                                  By:         /s/ Howard J. Tytel
                                     -----------------------------
                                  Name:  Howard J. Tytel
                                  Title: Executive Vice President